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                                                                   EXHIBIT 10.55

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 12, 1998

                                     BETWEEN


                          CELTRIX PHARMACEUTICALS, INC.


                                       AND


                       THE PURCHASERS LISTED ON EXHIBIT A


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SECTION 1 - Sale of Common Stock and Warrants.........................................1
        1.1 Sale of Common Stock and Warrants.........................................1
        1.2 Closing Date..............................................................1
        1.3 Delivery..................................................................1
SECTION 2 - Representations and Warranties of Celtrix.................................1
        2.1 Organization and Standing.................................................2
        2.2 Corporate Power; Authorization............................................2
        2.3 Shares; Warrant Shares....................................................2
        2.4 Capitalization............................................................3
        2.5 SEC Documents; Financial Statements.......................................3
        2.6 Governmental Consents.....................................................4
        2.7 No Material Adverse Change................................................4
        2.8 Intellectual Property.....................................................5
        2.9 Litigation................................................................6
        2.10 Consistent Terms.........................................................6
        2.11 Subsidiaries.............................................................7
        2.12 Undisclosed Liabilities..................................................7
        2.13 Title to Properties......................................................7
        2.14 Employee Matters.........................................................7
        2.15 Taxes....................................................................8
        2.16 Brokers..................................................................8
        2.17 Environmental Matters....................................................8
        2.18 Use of Proceeds..........................................................9
        2.19 Compliance with Applicable Laws..........................................9
        2.20 Disclosure...............................................................9
        2.21 Year 2000 Compliance.....................................................9
SECTION 3 - Representations and Warranties of Purchasers.............................10
        3.1 Investment Experience....................................................10
        3.2 Investment Intent........................................................10
        3.3 Registration or Exemption Requirements...................................10
        3.4 No Legal, Tax or Investment Advice.......................................10
SECTION 4 - Conditions to Obligations of Purchasers..................................11
        4.1 Representations and Warranties Correct...................................11
        4.2 Covenants................................................................11
        4.3 Opinion of Company's Counsel.............................................11
        4.4 No Order Pending.........................................................11
        4.5 No Law Prohibiting or Restricting Such Sale..............................11
        4.6 Compliance Certificate...................................................11
        4.7 No Material Adverse Change...............................................11
        4.8 Governmental Approvals...................................................11
        4.9 Closing Bid Price of Celtrix Stock.......................................12

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        4.10 Deliveries..............................................................12
SECTION 5 - Conditions to Obligations of Celtrix.....................................12
        5.1 Representations and Warranties Correct...................................12
        5.2 Covenants................................................................12
        5.3 No Order Pending.........................................................12
        5.4 No Law Prohibiting or Restricting Such Sale..............................12
        5.5 Governmental Approvals...................................................13
SECTION 6 - Covenants of Celtrix.....................................................13
        6.1 Warrants.................................................................13
        6.2 Registration Requirements................................................13
        6.3 Financial Information....................................................17
        6.4 Budget...................................................................17
        6.5 Access...................................................................17
        6.6 Board of Directors.......................................................17
        6.7 Proceedings..............................................................17
        6.8 Insurance................................................................17
        6.9 Proprietary Information Agreements.......................................18
        6.10 Taxes and Other Liabilities.............................................18
        6.11 Corporate Existence.....................................................18
        6.12 Business................................................................18
        6.13 Compliance with Laws....................................................18
        6.14 Indemnification.........................................................18
        6.15 Material Events.........................................................20
        6.16 Stockholder Ratification................................................20
SECTION 7 - Covenants of Purchasers..................................................20
        7.1 Notice to Company of Proposed Sale and Right of Company to Suspend Use
        of Registration Statement....................................................20
        7.2 Restrictions on Short-Sales..............................................21
SECTION 8 - Restrictions on Transferability of Shares; Compliance With Securities
Act..................................................................................21
        8.1 Restrictions on Transferability..........................................21
        8.2 Restrictive Legend.......................................................21
SECTION 9 - Miscellaneous............................................................22
        9.1 Termination of Agreement.................................................22
        9.2 Best Efforts.............................................................22
        9.3 Governing Law............................................................22
        9.4 Survival.................................................................22
        9.5 Successors and Assigns...................................................22
        9.6 Entire Agreement; Amendment..............................................22
        9.7 Notices and Dates........................................................23

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        9.8 Severability.............................................................23
        9.9 No Third Party Rights....................................................24
        9.10 Counterparts............................................................24
        9.11 Expenses................................................................24


Exhibits

A.      Schedule of Purchasers
B.      Warrant
C.      Schedule of Exceptions
D.      Budget



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                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT


        THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT ("Agreement") is entered into as of this 12th day of October, 1998 (the "Effective Date") between Celtrix Pharmaceuticals, Inc., a Delaware corporation ("Celtrix"), and the purchasers listed on the attached Exhibit A (each a "Purchaser" and together the "Purchasers").

                                    SECTION 1

                        SALE OF COMMON STOCK AND WARRANTS

        1.1 SALE OF COMMON STOCK AND WARRANTS. Subject to the terms and conditions hereof, Celtrix will issue and sell to each Purchaser, and each Purchaser will purchase from Celtrix, at the Closing (as defined below) the number of Units set forth opposite each Purchaser's name on Exhibit A. A "Unit" shall be composed of one share ("Share") of common stock, $0.01 par value, of Celtrix ("Common Stock") and a warrant to purchase one and one half shares of Common Stock (each single share, a "Warrant Share"). A form of the warrant is attached as Exhibit B ("Warrant"). The purchase price per Unit ("Unit Purchase Price") shall be $0.50. The exercise price per Warrant Share shall be equal to 110% of the Unit Purchase Price (or $0.55 per Warrant Share). Units shall be purchased hereunder in even increments.

        1.2 CLOSING DATE. The closing of the purchase and sale of the Units ("Closing") shall be held at the law offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California not later than thirty (30) days after the Effective Date, or at such other time and place upon which Celtrix and the Purchasers purchasing a majority of the Units shall mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date").

        1.3 DELIVERY. At the Closing, Celtrix will deliver to each Purchaser certificates representing the Shares and Warrants purchased by such Purchaser, against payment of the aggregate Unit Purchase Price therefor, by wire transfer to Celtrix or certified or cashier's check drawn on a United States bank made to the order of Celtrix.

                                    SECTION 2

                    REPRESENTATIONS AND WARRANTIES OF CELTRIX

        Celtrix hereby represents and warrants to the Purchasers as of the Closing Date that, except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, which exceptions shall be deemed to be representations and warranties as if made hereunder:

        2.1 ORGANIZATION AND STANDING. Celtrix is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state and is qualified as a foreign corporation in California and in all other jurisdictions in which such qualification is required; provided, however, that Celtrix need not be qualified in a jurisdiction in which its failure to qualify would


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not have a material adverse effect on the business, properties, prospects or financial condition of Celtrix.

        2.2 CORPORATE POWER; AUTHORIZATION. Celtrix has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement and the Warrants, to sell and issue the Shares, the Warrants and the Warrant Shares and to carry out and perform all of its obligations under this Agreement and the Warrants. This Agreement and the Warrants constitute the legal, valid and binding obligation of Celtrix, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The execution and delivery of this Agreement and the Warrants does not, and the performance of this Agreement and the Warrants and the compliance with the provisions hereof and thereof and the issuance, sale and delivery of the Shares, the Warrants and the Warrant Shares by Celtrix will not materially conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of Celtrix or any statute, law, rule or regulation or any state or federal order, judgment or decree or any note, bond, indenture, mortgage, lease, license, permit, franchise or other agreement, obligation or instrument to which Celtrix, or any of its properties, is subject. The execution and delivery of this Agreement and the Warrant and the consummation of the transactions contemplated herein and therein have been duly and validly authorized and approved by Celtrix's Board of Directors, and no other corporate or stockholder approval or proceedings are necessary to authorize or approve this Agreement, the Warrant, or to consummate the transactions contemplated hereby and thereby. True and complete copies of the respective minutes of all meetings or consent actions of the Board of Directors and stockholders of Celtrix have been delivered to or made available to Purchasers and accurately reflect all actions taken by the Board of Directors and stockholders of Celtrix. As of the date hereof Celtrix is not subject to any bankruptcy or reorganization proceedings or arrangement or moratorium affecting the enforcement of creditors rights generally.

        2.3 SHARES; WARRANT SHARES. The Shares and the Warrants (and the
Warrant Shares issuable upon exercise of the Warrants) when issued in compliance with the provisions of this Agreement or the Warrants, as the case may be, will be duly and validly authorized, issued, fully paid and nonassessable. Based on the representations and warranties of the Purchasers contained herein, the Shares and the Warrants (and the Warrant Shares) when issued in compliance with the provisions of this Agreement or the Warrants, as the case may be, will be issued in compliance with federal and state securities laws. The issuance and delivery of the Shares and the Warrants (and the Warrant Shares upon exercise of the Warrants) is not subject to preemptive or any other similar rights of the stockholders of Celtrix or any liens or encumbrances. Celtrix has reserved such number of shares of its Common Stock necessary for issuance of the Warrant Shares.

        2.4 CAPITALIZATION. The authorized capital stock of Celtrix consists of 60,000,000 shares of Common Stock, $0.01 par value, of which at September 30, 1998, 21,061,053 shares were issued and outstanding, and 10,000,000 shares of Preferred Stock, $0.01 par value per share, no shares of which are issued and outstanding. All such issued and outstanding shares


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have been duly authorized and validly issued and are fully paid and nonassessable. All offers and sales of securities by Celtrix have been duly and properly made pursuant to registrations conducted under applicable federal and state securities laws or pursuant to exemptions from the registration requirements thereof. In addition to the foregoing, Celtrix has reserved and outstanding the following warrants, options and convertible securities: (i) warrants for the purchase of 687,155 shares of Common Stock at an exercise price of $9.00 per share, which warrants expire November 17, 1998; (ii) warrants for the purchase of 2,860,934 shares of Common Stock at an exercise price of $2.6818 per share, which warrants expire April 1, 2000; (iii) an option for the purchase of 75,000 shares of Common Stock at an exercise price of $2.438 per share, which option expires April 1, 2000; (iv) 3,000,000 shares reserved for issuance pursuant to Celtrix's 1991 Stock Option Plan, of which, at September 30, 1998 options to purchase 32,174 shares had been exercised, options to purchase 1,714,358 shares were outstanding and 1,253,468 shares remained available for future grant; (v) 500,000 shares reserved for issuance pursuant to Celtrix's 1991 Employee Stock Purchase Plan, of which, at September 30, 1998, 176,880 shares had been issued and 323,120 shares remained available for future issuance; and (vi) 200,000 shares reserved for issuance under Celtrix's 1991 Directors' Stock Option Plan, of which, at September 30, 1998, options to purchase 29,999 shares were outstanding and 170,001 shares remained available for future grant. Except for securities issued in the ordinary course of business under Celtrix's stock plans, no additional securities of Celtrix will be issued and outstanding as of the Closing. Except as described in this Section
2.4 and except for E.M. Warburg, Pincus and Company's right to purchase such amount of newly issued securities of Celtrix in order to maintain their respective percentage ownership of Celtrix Common Stock (which rights have been waived by E.M. Warburg, Pincus and Company in connection with the transactions contemplated by this Agreement), there are no other options, warrants, conversion privileges or other contractual rights currently outstanding that would obligate Celtrix to sell or otherwise issue any authorized but unissued shares of Celtrix's capital stock or other securities or to grant or enter into any such option, warrant, conversion privilege or other contractual right to purchase or otherwise acquire Celtrix securities. In addition to the foregoing, as of the date hereof, Celtrix has no bonds, debentures, notes or other indebtedness outstanding that have voting rights in Celtrix, and Celtrix is not subject to any agreement, understanding or commitment which would require it to issue any such bonds, debentures, notes or other indebtedness. Except as set forth in the Schedule of Exceptions, Celtrix is not presently under any contractual obligation to register any of its presently outstanding securities or any of its securities that may be hereafter issued.

        2.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. Each complete or partial statement, report, prospectus and other document filed by Celtrix under the Securities Act of 1933, as amended ("Securities Act") and the Securities Exchange Act of 1934, as amended ("Exchange Act"), is a true and complete copy of or excerpt from such document as filed by Celtrix with the SEC ("SEC Documents"). Celtrix has filed all the documents that Celtrix was required to file with the SEC under Sections 13 or 14(a) of the Exchange Act since the date on which its Registration Statement filed in connection with its initial public offering of securities was declared effective. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of a


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material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Celtrix included in the SEC Documents ("Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Except as may be indicated in the notes to the Financial Statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of Celtrix and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments). To the knowledge of Celtrix, no holder of any securities of Celtrix has any bona fide claim against Celtrix pursuant to any federal or state law, including, but not limited to Section 10(b)(5) of the Exchange Act.

        2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority, including without limitation the U.S. Food and Drug Administration, on the part of Celtrix is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with foreign securities laws, federal securities laws and state "blue sky" laws in the jurisdictions in which Units are offered and/or sold, which compliance will be effected in accordance with such laws, (b) filing the Nasdaq National Market Notification Form for listing of additional shares, which filing will be effected in accordance with the rules thereunder or an appropriate waiver will be obtained, and (c) filing with the SEC and NASD either a Current Report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K disclosing the terms of the transaction contemplated by this Agreement. The business of Celtrix is not being conducted in violation of any law, ordinance or regulation of any governmental entity, including but not limited to the U.S. Food and Drug Administration, except for violations which either singly or in the aggregate would not be reasonably likely to have a material adverse effect on Celtrix's business, financial condition or results of operations.

        2.7 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed herein or in the Financial Statements, since June 30, 1998, there has not been:

               (a) any changes in the assets, liabilities, financial condition or operations of Celtrix from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse;

               (b) any material change in the contingent obligations of Celtrix, whether by way of guarantee, endorsement, indemnity, warranty or otherwise;

               (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of Celtrix;


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

               (d) any declaration or payment of any dividend or other distribution of the assets of Celtrix;

               (e) any labor organization activity;

               (f) any purchase or redemption of the capital stock of Celtrix;

               (g) any declaration, payment, or commitment for the payment by Celtrix of a bonus or other additional salary, compensation or benefit to any employee of Celtrix that was not in the ordinary course of business;

               (h) any release, compromise, waiver or cancellation of any debts to or claims by Celtrix, or waiver of any rights of Celtrix;

               (i) any capital expenditure in excess of $10,000 for a single item or $25,000 in the aggregate;

               (j) any change in accounting methods or practices or revaluation of assets of Celtrix;

               (k) any loans by Celtrix or guarantees by Celtrix of any loans;

               (l) any termination of any material contract, or any amendment of a material contract to which Celtrix is a party;

               (m) any resignation by or termination of key employees of Celtrix;

               (n) any failure by Celtrix to satisfy any debts, obligations or liabilities as the same come due; or

               (o) any agreement or commitment to any of the foregoing, or any other event or condition of any character which has materially and adversely affected Celtrix's assets, liabilities, financial condition or operations or prospects.

        2.8 INTELLECTUAL PROPERTY. Celtrix has sufficient title and ownership of all patents, patent applications, copyrights, trade secrets, trademarks, proprietary information, proprietary rights, and processes necessary for its business as now conducted and as now proposed to be conducted without any conflict with or infringement of the rights of others except as disclosed in the documents filed with the SEC, to the knowledge of Celtrix. The research, development, manufacture, sale, and use of products presently made, used, or sold by, or contemplated for future manufacture, sale or use by Celtrix, do not and would not constitute or involve a significant risk of infringement of any patent or misappropriation of any trade secret of any third party, except as disclosed in the SEC Documents. Except as disclosed in the documents filed with the SEC, there are no outstanding options, licenses, or agreements of any kind relating to any material use of the foregoing, nor is Celtrix bound by or a party to any options, licenses, encumbrances or liens, or any outstanding orders, judgments, decrees, stipulations, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade



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

secrets, licenses, information, proprietary rights and processes of any other person or entity that are material to Celtrix's business as currently conducted or as now proposed to be conducted. Except as disclosed in the documents filed with the SEC, Celtrix has not received any communications alleging, nor does Celtrix have any reason to believe, that Celtrix, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other person or entity. Celtrix is not aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that is violated by or would materially interfere with the current or prospective services provided to Celtrix by the employee or consultant or the use of his best efforts to promote the interests of Celtrix or that would materially conflict with Celtrix's business as now proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Celtrix's business as proposed, will, to Celtrix's knowledge, conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any of such employees is now obligated. To Celtrix's knowledge, no third party is conducting or planning to conduct any activity that would constitute an infringement of Celtrix's intellectual property rights.

        2.9 LITIGATION. Celtrix is not engaged in, or a party to, or threatened with, any claim or legal action or other proceeding before any court, any arbitrator of any kind or any administrative agency, or any governmental investigation, which could have a material adverse effect on Celtrix's business, financial condition or results of operations, nor to Celtrix's knowledge does any basis for any claim or legal action or other proceeding or governmental investigation exist. There are no orders, rulings, decrees, judgments or stipulations to which Celtrix is a party by or with any court, arbitrator or administrative agency and to Celtrix's knowledge, there are no other such orders, rulings, decrees, judgments or stipulations affecting Celtrix's business, financial condition or results of operations.

        2.10 CONSISTENT TERMS. No Units are being issued and sold at the Closing other than pursuant to the Agreement and if Celtrix shall enter into any other agreement, side letter or other understanding with any Purchaser listed on Exhibit A or any other purchaser containing additional or contrary undertakings or terms to those contained herein in connection with the issuance and sale of Units at the Closing, Celtrix shall make such undertakings or terms available to each other Purchaser.

        2.11 SUBSIDIARIES. Celtrix has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in, or any security convertible into an equity interest in, any corporation, partnership, limited liability company, joint venture, association or other business entity.

        2.12 UNDISCLOSED LIABILITIES. Celtrix does not have any debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, except


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

liabilities reflected on the Financial Statements and liabilities incurred as a result of the transactions contemplated by this Agreement, including the costs associated with this transaction.

        2.13 TITLE TO PROPERTIES. Celtrix has good and marketable title to all tangible property and assets set forth in its June 30, 1998 balance sheet and good title to all of its leasehold interests, in each case, free and clear of any and all liens, claims and encumbrances.

        2.14 EMPLOYEE MATTERS.

               (a) Celtrix is not a party to any collective bargaining agreement, no collective bargaining agent has been certified as a representative of any of the employees of Celtrix, no representation campaign or election is now in progress with respect to any employee of Celtrix and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of Celtrix, threatened, relating to or affecting the Business. To the knowledge of Celtrix, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation.

               (b) Except as disclosed in the SEC Documents, there are no employee benefit plans, agreements or arrangements maintained by Celtrix, including, without limitation, (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) affirmative action plans; (iii) current or deferred compensation, pension, profit sharing, vacation or severance plans or programs; or (iv) medical, hospital, accident, disability or death benefit plans (collectively, "Benefit Plans"). All the Benefit Plans are administered in accordance with, and are in material compliance with, all applicable laws and regulations. No default exists with respect to the obligations of Celtrix under any Benefit Plans.

               (c) All the Benefit Plans that are subject to ERISA have been administered in accordance with, and are in compliance with, the applicable provisions of ERISA. Each of Celtrix's Benefit Plans that is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has been determined by the Internal Revenue Service to meet such requirements within the meaning of such provision. No Celtrix Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Celtrix has not engaged in any nonexempt "prohibited transactions," as such term is defined in
Section 4975 of the Code or Section 406 of ERISA, involving Celtrix Benefit Plans that would subject Celtrix to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. Celtrix has not engaged in any transaction described in Section 4069 of ERISA within the last five years. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute) becoming due to any director or other employee of Celtrix, (ii) increase any benefits otherwise payable under any Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent.

               (d) No notice of a "reportable event," within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be


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

filed for any Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to meet the requirements of Section 401(a) of the Code, or by any entity that is considered one employer with Celtrix under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), within the 12-month period ending on the date hereof. Celtrix has not incurred any liability to the Pension Benefit Guaranty Corporation in respect of any Benefit Plan that remains unpaid.

        2.15 TAXES.

               (a) As of the date hereof, Celtrix has filed all federal, state and local tax returns required to be filed by it, all of such returns were correct and complete as of the time of filing, and Celtrix has paid all taxes required to be paid by it. Celtrix has provided or made available to Purchasers copies of all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, filed by Celtrix on or prior to the date hereof. As of the date hereof, Celtrix has not been subject to any tax audit.


               (b) Celtrix is not a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement.


        2.16 BROKERS. Except for the agreement with BioAsia dated _______, 1998, no broker or finder is entitled to any broker's or finder's fee or other commission in connection with the transactions contemplated by this Agreement as a result of arrangements made by or on behalf of Celtrix.

        2.17 ENVIRONMENTAL MATTERS.

               (a) To the knowledge of Celtrix, no real property currently or formerly owned or operated by Celtrix is contaminated with any Hazardous Substances (as hereinafter defined).

               (b) Celtrix is not a party to any litigation or administrative proceeding nor, to the knowledge of Celtrix, is any litigation or administrative proceeding threatened against it, that, in either case, asserts or alleges that Celtrix (i) violated any Environmental Laws (as hereinafter defined); (ii) is required to clean up, remove or take remedial or other response action due to the disposal, deposit, discharge, leak or other release of any Hazardous Substances; or (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other action that arises out of or is related to the disposal, deposit, discharge, leak or other release of any Hazardous Substances.

               (c) To the knowledge of Celtrix, there are not now nor have there previously been tanks or other facilities on, under, or at any real property owned, leased, used or occupied by Celtrix containing materials that, if known to be present in soils or ground water, would require cleanup, removal or other remedial action under Environmental Laws.

               (d) To the knowledge of Celtrix, Celtrix is not subject to any judgment, order or citation related to or arising out of any Environmental Laws and has not been named or listed as a potentially responsible party by any governmental agency in a matter related to or arising out of any Environmental Laws.

               (e) For purposes of this Agreement, (i) the term "Environmental Law" means any federal, state or local law (including statutes, regulations, ordinances, codes, rules, judicial opinions and other governmental restrictions and requirements), relating to the discharge of air pollutants, water pollutants, noise, odors or process waste water, or otherwise relating to the environment or hazardous or toxic substances; and (ii) the term "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including, without limitation, any petroleum products, asbestos or polychlorinated biphenyls.

        2.18 USE OF PROCEEDS. The proceeds of the transactions contemplated by this Agreement will be used in accordance with Schedule 2.18 hereto.

        2.19 COMPLIANCE WITH APPLICABLE LAWS. Celtrix holds all material permits, licenses, variances, exemptions, orders and approvals necessary to own, lease or operate all of the assets and properties of Celtrix, as appropriate, and to carry on its business as now conducted and contemplated (the "Permits"). Celtrix is in material compliance with all applicable laws, ordinances and regulations and the terms of the Permits.

        2.20 DISCLOSURE. To Celtrix's knowledge, it has disclosed to Purchasers all material information regarding Celtrix requested by Purchasers.

        2.21 YEAR 2000 COMPLIANCE. All software utilized by Celtrix in its business and all equipment and all systems utilized by Celtrix having embedded microchips will properly execute across and within multiple century dates so that when the years 2000 and beyond are introduced, such software and systems will neither fail nor produce incorrect results relating to date or any other processing. Celtrix has undertaken efforts to confirm that all third parties with whom it has material relationships, including but not limited to vendors and customers, will not have material disruptions in their software or systems related to the year 2000.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

        Each Purchaser hereby separately represents and warrants, severally and not jointly, to Celtrix as of the Closing date as follows:

        3.1 INVESTMENT EXPERIENCE. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of Celtrix's business affairs and financial condition and has had access to and has acquired sufficient information about Celtrix to reach an informed and knowledgeable decision to acquire the Units (and the Warrant Shares issuable upon exercise of the Warrants). Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Units.

        3.2 INVESTMENT INTENT. Purchaser is purchasing the Units (and the Warrant Shares upon exercise of the Warrants) for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. Purchaser understands that the Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

        3.3 REGISTRATION OR EXEMPTION REQUIREMENTS. Purchaser further acknowledges and understands that the Shares, the Warrants and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act, and, if Celtrix shall so request in writing, an opinion of counsel satisfactory to Celtrix is obtained to the effect that the transaction is so exempt. In addition, Purchaser will refrain from selling, transferring or otherwise disposing of any Shares, the Warrants or the Warrant Shares, or any interest therein, unless the same are registered under the Securities Act or applicable state securities or blue sky laws, or an exemption therefrom is applicable.

        3.4 NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Units (and the Warrant Shares issuable upon exercise of the Warrants) constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units (and the Warrant Shares issuable upon exercise of the Warrants).

                                    SECTION 4

                     CONDITIONS TO OBLIGATIONS OF PURCHASERS

        Each Purchaser's obligation to purchase the Units at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, unless otherwise waived by such Purchaser:

        4.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by Celtrix in Section 2 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

        4.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by Celtrix on or prior to the Closing Date shall have been performed or complied with in all material respects.

        4.3 OPINION OF COMPANY'S COUNSEL. Purchaser shall have received from Venture Law Group, counsel to Celtrix, an opinion addressed to it, dated the Closing Date, in form and substance satisfactory to Purchaser.

        4.4 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

        4.5 NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Units (except as otherwise provided in this Agreement).

        4.6 COMPLIANCE CERTIFICATE. Celtrix shall have delivered to Purchasers a certificate executed on behalf of Celtrix by a duly authorized officer of Celtrix, dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2. Notwithstanding the preceding sentence, Celtrix shall not be required to deliver such a certificate if the Closing Date and the execution date of this Agreement are the same.

        4.7 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change between the date of this Agreement and the Closing Date in the financial condition, business or affairs of Celtrix.

        4.8 GOVERNMENTAL APPROVALS. All consents from governmental agencies required to consummate the transaction contemplated hereby shall have been obtained.

        4.9 CLOSING BID PRICE OF CELTRIX COMMON STOCK. The closing bid price of Celtrix Common Stock as reported on the Nasdaq National Market on the trading day preceding the Closing Date shall not be less than $0.4375 per share. Any Purchaser who elects not to proceed with the transaction due to such condition not being complied with will have no further obligation or liability to Celtrix arising from or related to this Agreement.

        4.10 DELIVERIES. Purchasers shall receive from Celtrix (i) certificates of Good Standing for Celtrix issued by the Secretaries of State of the States of Delaware, California, and all other jurisdictions in which Celtrix is required to be authorized to conduct business as a foreign corporation; (ii) a copy of the resolutions of the Board of Directors of Celtrix authorizing the execution, delivery and performance of this Agreement, the Warrant and the transactions contemplated hereby and thereby certified by the Secretary of Celtrix as being true and correct copies of such resolutions and in full force and effect as of the date of the Closing; (iii) stock certificates evidencing the shares of Celtrix Common Stock purchased hereunder and (iv) the Warrant.

                                    SECTION 5

                      CONDITIONS TO OBLIGATIONS OF CELTRIX

        Celtrix's obligation to sell and issue the Units at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions by each of the Purchasers, unless otherwise waived by Celtrix:

        5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by each Purchaser in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

        5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by each Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

        5.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

        5.4 NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Units (except as otherwise provided in this Agreement).

        5.5 GOVERNMENTAL APPROVALS. All consents from governmental agencies required to consummate the transaction contemplated hereby shall have been obtained.

                                    SECTION 6

                              COVENANTS OF CELTRIX

        Until the termination of this Agreement in accordance with Section 9.1 hereof or the particular covenant, as the case may be:

        6.1 WARRANTS. Celtrix will comply with the provisions of the Warrants contained in the Form of Warrant attached as Exhibit B hereto.

        6.2    REGISTRATION REQUIREMENTS.

               (a) As soon as reasonably practicable and in any event no later than 30 days after the Closing, Celtrix shall prepare and file a registration statement ("Registration Statement") with the SEC under the Securities Act to register the resale of the Shares and the Warrant Shares ( "Registrable Securities") and thereafter shall use its best efforts to secure the effectiveness of such registration statement, such effectiveness to be declared no later than 90 days after the Closing. In the event that Celtrix fails to file the Registration Statement with the SEC within 30 days after the Closing or the SEC does not declare the Registration Statement effective within 90 days after the Closing, then Celtrix will pay to the Purchasers by wire transfer or certified check or cashier's check sent to the Purchasers' designated account or representative, as the case may be, an amount equal to 2% of the aggregate Purchase Price hereunder for each month that the effectiveness of the Registration Statement is delayed. Such amount, however, shall be pro-rated for any month in which the Registration Statement is declared effective.

               (b) Celtrix shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each holder of Registrable Securities ("Holder") shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Holder. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by Celtrix in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Celtrix, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder.

               (c) In the case of any registration effected by Celtrix pursuant to these registration provisions, Celtrix will use its best efforts to: (i) keep such registration effective until the earlier of (A) two (2) years after the Closing Date or (B) such date as Celtrix shall be satisfied that the then-current Holders may sell all of their Registrable Securities then outstanding within a three (3) month period; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request; (iv) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Celtrix shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; (v) cause all such Registrable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Celtrix are then listed or quoted;
(vi) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all Registrable Securities; and (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act.

               (d) When a Holder is entitled to sell and gives notice of its intent to sell pursuant to the Registration Statement, Celtrix shall, within three (3) trading days (subject to

Section 7.1), furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Holders of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

               (e) The right to sell Registrable Securities pursuant to the Registration Statement described herein will automatically be assigned to each transferee of Registrable Securities. In the event that it is necessary, in order to permit a Holder to sell Registrable Securities pursuant to Celtrix's Registration Statement, to amend the Registration Statement to name such Holder, such Holder shall, upon written notice to Celtrix, be entitled to have Celtrix make such amendment as soon as reasonably practicable. Notwithstanding the above provisions relating to Registration Expenses, in the event that such an amendment is requested, the Holder shall, at the request of Celtrix, be obligated to reimburse Celtrix for reasonable Registration Expenses incurred by it in connection with such amendment.

               (f) With a view to making available to the holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities to the public without registration or pursuant to a registration on Form S-3, Celtrix hereby covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the closing; (ii) file with the SEC in a timely manner all reports and other documents required of Celtrix under the Securities Act and Exchange Act; and (iii) furnish to any Holder, as long as the Holder owns any Registrable Securities forthwith upon request, (A) a written statement by Celtrix that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of Celtrix, and (C) such other information as may be reasonably requested in order to avail any Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration or pursuant to such Form S-3.

               (g) INDEMNIFICATION.

                        (i) To the extent permitted by law, Celtrix will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, its officers, directors, shareholders or partners and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Celtrix of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and Celtrix will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.2(g)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Celtrix (which consent shall not be unreasonably withheld), nor shall Celtrix be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                      (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless Celtrix, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Celtrix within the meaning of the Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 6.2(g)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6.2(g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 6.2(g)(ii) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                      (iii) Promptly after receipt by an indemnified party under this Section 6.2(g) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.2(g), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.2(g), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.2(g).

                      (iv) If the indemnification provided for in this Section 6.2(g) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this subsection 6.2(g)(iv) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                      (v) The obligations of Celtrix and Holders under this
Section 6.2(g) shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 6.2(g), and otherwise.

        6.3 FINANCIAL INFORMATION. Until such time as the Purchasers hold collectively less than 10% of the outstanding voting stock of Celtrix, Celtrix shall deliver to the Purchasers' designated representative, BioAsia Investments, LLC (Frank Kung, General Partner) (the "Purchasers' Representative" or "BioAsia") within thirty (30) days after the end of each month, (a) a balance sheet of Celtrix as of the end of such month and (b) a statement of income of the Company as of the end of such month. All such financial statements to be delivered under this Section shall be in accordance with the books and records of Celtrix and shall have been prepared in accordance with generally accepted accounting principles, except that such monthly financial statements may be subject to normally recurring year-end adjustments and may delete any notes.

        6.4 BUDGET. Attached hereto as Exhibit D is a copy of Celtrix's Operating Plan for its current fiscal year as previously provided to Purchaser, including its budget for the year. Celtrix agrees that it will not materially deviate from the terms outlined in such Operating Plan unless approved by unanimous consent of its Board of Directors. Furthermore, Celtrix shall afford Purchasers' Representative the opportunity to discuss its views on such proposed deviation with the Celtrix Board of Directors prior to implementing the proposed deviation. Additionally, before the end of each fiscal year of Celtrix, Celtrix shall deliver to Purchasers' Representative a budget for such fiscal year, including projected balance sheets and statements of income of Celtrix for each quarter of such fiscal year.

        6.5 ACCESS. Celtrix shall allow Purchasers' Representative, upon reasonable prior notice and during regular business hours no more than once per quarter (a) full and free access to all books, records and properties of Celtrix, for any reasonable purpose relating to Purchasers investment in Celtrix and (b) the opportunity to interview the directors, officers and key employees of Celtrix regarding the affairs of Celtrix.

        6.6 BOARD OF DIRECTORS. Celtrix shall deliver to Purchasers' Representative prior written notice of all meetings of the Board of Directors at the same time such notices are distributed to the Directors and a copy of the package distributed to the Directors in connection with the meeting. Purchasers may designate a single representative to attend meetings of Celtrix's Board of Directors as a non-voting observer.

        6.7 PROCEEDINGS. Promptly after obtaining knowledge thereof, Celtrix shall notify each Purchaser of (a) the commencement of any material action, suit, claim, investigation or other proceeding by or before any court, governmental authority or arbitrator against Celtrix, (b) any material judgment, decree, injunction, or order of any court, governmental authority or arbitrator entered against, or any settlement agreement entered into by, Celtrix.

        6.8 INSURANCE. Celtrix shall maintain such insurance with coverage and in amounts as shall be customary for Celtrix's industry and reasonable in light of the Celtrix's financial condition and stage of business development, including without limitation liability and extended coverage insurance and workers' compensation insurance.

        6.9 PROPRIETARY INFORMATION AGREEMENTS. All employees and consultants of Celtrix who have access to confidential information as part of their employment or engagement have already executed or shall be required to execute and deliver a Proprietary Information Agreement in such form as may be approved by the Board of Directors of the Company.

        6.10 TAXES AND OTHER LIABILITIES. Celtrix shall make reasonable efforts to pay and discharge, before the same become delinquent and before penalties accrue thereon (all subject to the disclosures concerning taxes contained elsewhere in this Agreement), all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing, except to the extent and so long as (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon the financial condition of Celtrix or the loss of any right of redemption from any sale thereunder; and (b) Celtrix shall have set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto, all subject to decisions of the Board of Directors otherwise and/or to the financial condition of Celtrix and the business judgment of management at the relevant point in time.

        6.11 CORPORATE EXISTENCE. Celtrix shall use best efforts to maintain its corporate existence, assets and foreign qualifications in all necessary jurisdictions at all necessary points in time.

        6.12 BUSINESS. Celtrix shall not change its current line of business, or enter into any line of business other than its current line of business, or make any material change in its current line of business, except as shall be approved by its Board of Directors. Furthermore, Celtrix shall afford Purchaser's Representative the opportunity to discuss its views on such proposed change with the Celtrix Board of Directors prior to implementing the proposed change.

        6.13 COMPLIANCE WITH LAWS. Celtrix shall comply with all material laws and regulations applicable to it in all material respects.

        6.14 INDEMNIFICATION.

               (a) Celtrix shall indemnify and hold Purchasers and their respective partners, stockholders, directors, officers and employees (collectively, the "Indemnified Parties") harmless from and against, and agree to promptly defend each of the Indemnified Parties from and reimburse each of the Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees (collectively, a "Loss") that any of the Indemnified Parties may at any time suffer or incur, or become subject to, as a result or in connection with:

                        (i) any breach or inaccuracy of any representations and warranties made by Celtrix in this Agreement, or in any certificate or affidavit delivered by Celtrix at the Closing in accordance with the provisions hereof;

                        (ii) any failure by Celtrix to fulfill its obligations hereunder or under the Warrant; and

                        (iii) any suit, action or other proceeding arising out of, or in any way related to, any of the matters referred to in this Section 6.14.

               (b) An Indemnified Party shall notify Celtrix in writing of any claim or demand (a "Claim") that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Subject to Celtrix's right to defend in good faith third party claims as hereinafter provided, Celtrix shall satisfy its obligations under this Section 6.14 within 60 days after the receipt of written notice thereof from the Indemnified Party.

               (c) If the Indemnified Party shall notify Celtrix of any Claim pursuant to Section 6.14(a) hereof, and if such Claim relates to a Claim asserted by a third party against the Indemnified Party that Celtrix acknowledges is a Claim for which it must indemnify or hold harmless the Indemnified Party under Section 6.14(a), Celtrix shall have the right, at its sole cost and expense, to employ counsel of its own choosing reasonably satisfactory to the Indemnified Party to defend any such Claim asserted against the Indemnified Party; provided, however, that if the Indemnified Party (i) reasonably believes that its interests with respect to a Claim (or any material portion thereof) are in conflict with the interests of Celtrix with respect to such Claim (or portion thereof), and (ii) promptly notifies Celtrix, in writing, of the nature of such conflict, then, subject to the provisions of the following sentence, the Indemnified Party shall be entitled to choose, at the sole cost and expense of Celtrix, independent counsel to defend such Claim. In the event that Celtrix does not agree that the Indemnified Party's interests with respect to any such Claim are in conflict with the interests of Celtrix, Celtrix shall so notify the Indemnified Party and the parties agree that they shall each appoint a representative to meet within ten (10) business days after Celtrix's notification to the Indemnified Party and such representatives will discuss the issue and diligently work to resolve their differing views. The Indemnified Party shall have the right to participate in the defense of any such Claim at its own expense (except to the extent provided in the foregoing sentence), but Celtrix shall retain control over such litigation (except as provided in the foregoing sentence). Celtrix shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to Celtrix under section 6.14(b) hereof of its election to defend in good faith any such third party Claim. So long as Celtrix is defending in good faith any such Claim asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim without the prior written consent of Celtrix. The Indemnified Party shall cooperate with Celtrix in connection with any such defense and shall make available to Celtrix or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party Claim; provided, however, that Celtrix shall have agreed, in writing, to keep such records and other materials confidential except to the extent required for defense of the relevant Claim. Whether or not Celtrix elects to defend any such Claim, the Indemnified Party shall have no obligation to do so.

        6.15 MATERIAL EVENTS. If the Purchasers' Representative is absent from any meeting of the Board of Directors at which any of the following events is announced, discussed or approved, Celtrix shall promptly notify Purchaser's Representative of the same: (a) the execution of any material agreement to which Celtrix is a party, (b) the termination of any material agreement to which Celtrix is a party, (c) the resignation, termination or hiring of any key employee or any material restructuring of Celtrix's labor force, (d) any material labor dispute, (e) any material developments related to Celtrix's intellectual property, (f) the occurrence of any other event that would have a material effect upon Celtrix and/or its business, operations, prospects or financial condition, and (g) any issuance of Celtrix Common Stock, Preferred Stock, securities convertible into Celtrix Common Stock or Preferred Stock, or the granting of any rights to acquire the same.

        6.16 STOCKHOLDER RATIFICATION. Celtrix agrees that in connection with its next annual meeting of stockholders (or in connection with any special meeting of stockholders that may occur prior to such annual meeting date), it shall solicit stockholder ratification of this Agreement and of the transactions contemplated hereunder.

                                    SECTION 7

                             COVENANTS OF PURCHASERS

        7.1 NOTICE TO COMPANY OF PROPOSED SALE AND RIGHT OF COMPANY TO SUSPEND USE OF REGISTRATION STATEMENT. If any Purchaser (as defined in Section 6.2 above) shall propose to sell any Registrable Securities pursuant to the Registration Statement, it shall notify Celtrix of its intent to do so at least three (3) full trading days prior to such sale, and the provision of such notice to Celtrix shall conclusively be deemed to establish an agreement by such Purchaser to comply with the registration provisions herein described. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Purchaser is accurate as of the date of such notice. At any time within such three (3) trading-day period, Celtrix may refuse to permit the Purchaser to resell any Registrable Securities pursuant to the Registration Statement; provided, however, that in order to exercise this right, Celtrix must deliver a certificate in writing to the Purchaser to the effect that a delay in such sale is necessary because a sale pursuant to such Registration Statement in its then-current form could constitute a violation of the federal securities laws. In no event shall such delay exceed ten (10) trading days; provided, however, that if, prior to the expiration of such ten (10) trading day period, Celtrix delivers a certificate in writing to the Purchaser to the effect that a further delay in such sale beyond such ten (10) trading day period is necessary because the disclosures required to be made for a sale pursuant to such Registration Statement to be in compliance with federal securities laws would be seriously detrimental to Celtrix and its stockholders, Celtrix may refuse to permit such Purchaser to resell any Registrable Securities pursuant to the registration statement for an additional period not to exceed ten (10) trading days. Celtrix may not utilize this right more than once in any three (3) month period.

        7.2 RESTRICTIONS ON SHORT-SALES. No Purchaser shall engage in any short-sales of Celtrix's Common Stock prior to the effectiveness of the Registration Statement, except to the extent that any such short-sale is fully covered by freely tradable shares of Common Stock of Celtrix.

                                    SECTION 8

    RESTRICTIONS ON TRANSFERABILITY OF SHARES; COMPLIANCE WITH SECURITIES ACT

        8.1 RESTRICTIONS ON TRANSFERABILITY. The Shares, Warrants and Warrant Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. Celtrix shall be entitled to give stop transfer instructions to the transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

        8.2 RESTRICTIVE LEGEND. Each certificate representing Shares, Warrants and Warrant Shares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM.

    UNTIL __________, 2000 THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED UNLESS PRIOR NOTICE SHALL HAVE BEEN GIVEN TO CELTRIX.

        The legend contained in this Section 8.2 will be removed from a certificate if (i) Celtrix receives an opinion of counsel reasonably satisfactory to Celtrix that the Shares or Warrant Shares represented by such certificates are available for resale pursuant to Rule 144 under the Securities Act, or (ii) in Celtrix's opinion the Shares or Warrant Shares represented by such certificates are available for resale pursuant to Rule 144(k) under the Securities Act, or (iii) such Shares or Warrant Shares are sold pursuant to an effective registration statement with the SEC.

                                    SECTION 9

                                  MISCELLANEOUS

        9.1 TERMINATION OF AGREEMENT.

               (a) This Agreement may be terminated at any time prior to the Effective Time by Celtrix or any Purchaser if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this agreement, which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within thirty (30) calendar days following receipt by the breaching party of written notice of such breach from the other party.

               (b) From and after the termination of this Agreement, the covenants, obligations and agreements of the parties set forth herein shall be of no further force or effect and the parties shall be under no further obligation with respect thereto.

        9.2 BEST EFFORTS. Celtrix and each Purchaser shall use its best efforts to take all actions required under any law, rule or regulation adopted subsequent to the date hereof in order that Celtrix may sell the Units to Purchasers and Purchasers may purchase the Units, and to ensure that the conditions to a Closing set forth herein are satisfied on or before the scheduled date of such Closing.

        9.3 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

        9.4 SURVIVAL. The representations and warranties, in Sections 2 and 3 of this Agreement shall survive any investigation made by any Purchaser or Celtrix and the Closing; provided that such representations and warranties shall not be construed so as to constitute representations and warranties concerning circumstances existing after the date of this Agreement.

        9.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party.

        9.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. With the exception of Section 6 hereof, the terms of this Agreement may be waived or amended with the written consent of Celtrix and each Purchaser. With respect to Section 6 hereof, with the written consent of Celtrix and the record holders of more than fifty percent (50%) of the Registrable Securities then outstanding the terms of this Agreement may be waived and amended and any such amendment or waiver shall be binding upon Celtrix and all holders of Shares.

        9.7 NOTICES AND DATES. Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, domestic or international courier, or facsimile, return receipt requested, postage or courier charges prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

               (a)    if to Celtrix, to:

                         Celtrix Pharmaceuticals, Inc.
                         3055 Patrick Henry Drive
                         Santa Clara, CA 95052-8203
                         Attention:  Chief Financial Officer

                         with a copy to:

                         Edmund S. Ruffin, Jr.
                         Venture Law Group
                         2800 Sand Hill Road
                         Menlo Park, CA  94025

                  (b) if to Purchasers, to the respective address set forth on the attached Schedule of Purchasers with a copy to:

                         Ira S. Nordlicht
                         Nordlicht & Hand
                         Olympic Tower
                         645 Fifth Avenue
                         New York, NY  10022

               All such notices and communications shall be effective one (1) trading day after being sent by courier or by facsimile with confirmation of receipt or five (5) trading days after being sent by the other approved methods.

        9.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        9.9 NO THIRD PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

        9.10 COUNTERPARTS. This Agreement may be executed in counterparts, and each such counterpart shall be deemed an original for all purposes, but such counterparts shall together constitute one and the same instrument.

        9.11 EXPENSES. Celtrix and each Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, except that if the Closing occurs, the Company shall reimburse the Purchasers for documented, itemized and reasonable fees and expenses incurred by them not to exceed $50,000 in the aggregate.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first above mentioned.


                                            CELTRIX PHARMACEUTICALS, INC.



                                            By:    /s/ Andreas Sommer
                                                   -----------------------------

                                            Title: President & CEO
                                                   -----------------------------


                                            PURCHASERS


                                            Name:  /s/ Frank Kung
                                                   -----------------------------

                                            By:    Frank Kung
                                                   -----------------------------

                                            Title: General Partner
                                                   -----------------------------
                                                   Biotechnology Development
                                                   Fund, L.P.
                                                   -----------------------------


                                            Name:  /s/ Frank Kung
                                                   -----------------------------

                                            By:    Frank Kung
                                                   -----------------------------

                                            Title: General Partner
                                                   -----------------------------
                                                   Biotechnology Development
                                                   Fund, III L.P.
                                                   -----------------------------


                                            Name:  /s/ Joseph W K Leung
                                                   -----------------------------

                                            By:    For and on behalf of Veron
                                                   International Limited
                                                   (Incorporated in BVI)
                                                   -----------------------------

                                            Title: Director
                                                   -----------------------------


                                            Name:  LEE WEI CHEN
                                                   -----------------------------

                                            By:    /s/ Wei-Chen Lee
                                                   -----------------------------

                                            Title:
                                                   -----------------------------


                                            Name:  For and on behalf of
                                                   Lion International Management
                                                   Limited as sole Director of
                                                   Hofung Holdings Limited
                                                   -----------------------------

                                            By:    /s/ [R] Boswell
                                                   -----------------------------

                                            Title: Authorized Signatory
                                                   -----------------------------


                                            Name:  /s/ Jesse Chen
                                                   -----------------------------
                                                   /s/  Wanpyag Chuang
                                                   -----------------------------

                                            By:    Jesse Chen & Wanpyag Chuang
                                                   -----------------------------

                                            Title:
                                                   -----------------------------

                                            Name:  /s/ [J] Leung
                                                   -----------------------------

                                            By:    Nai-ping Leung
                                                   -----------------------------

                                            Title:
                                                   -----------------------------


                                            Name:  WEN-CHEN YUAN
                                                   -----------------------------

                                            By:    /s/ Wen-Chen Yuan
                                                   -----------------------------

                                            Title:
                                                   -----------------------------

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS



                                             # SHARES         # WARRANT
              PURCHASER                    COMMON STOCK         SHARES           PURCHASE PRICE
              ---------                    ------------       -----------        --------------
Biotechnology Development Fund, L.P.          500,000             750,000          $250,000
Frank Kung, General Partner
575 High Street
Suite 201
Palo Alto, CA  94301

Biotechnology Development Fund, III         1,000,000           1,500,000          $500,000
L.P.
Frank Kung, General Partner
575 Hight Street
Suite 201
Palo Alto, CA  94301

Veron International, Ltd.                    940,000            1,410,000          $470,000
Chinachem Golden Plaza
77 Mody Road
Tsin Sha Tsui East
Kowloon, Hong Kong
Attn:  W.K. Leung

Lee Wei Chen                                 940,000            1,410,000          $470,000
c/o Fu Sheng Industrial Co., Ltd.
172 Nanking East Road, Sec. 2
Taipei 104, Taiwan
R.O.C.
Attn:  Shubbin King

Hofung Holdings Limited.                     380,000             570,000           $190,000
20 F East Town Bldg.
41 Lockard Rd.
Wanchai, Hong Kong
Attn:  Robert Ho

Wanpyng Chuang and Jesse Chen                100,000             150,000            $50,000
1608 Pebble Beach Ct.
Milpitas, CA  95035

Nai-Ping Leung                                60,000             90,000             $30,000
95A, Hill Road 1/F
Western District
Hong Kong

Wen-Chen Yuan                                 80,000             120,000            $40,000
8/F 33 One hundred fifty first Avenue
Fourth District
Ren-ai Street
Taipei, R.O.C.

                                          -----------         -----------         ----------
     Total                                  4,000,000           6,000,000         $2,000,000

